UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2007 (November 6, 2007)

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Male, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increases in Base Salary of Joseph L. Griffin and Ken Maples

On November 6, 2007, the compensation committee of the board of directors of the general partner of Hiland Partners, LP increased the annual base salary of Joseph L. Griffin, the Chief Executive Officer, President and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP. from $260,000 per year to $290,000 per year and increased the annual base salary of Ken Maples, the Chief Financial Officer, Vice President – Finance, Secretary and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP. from $225,000 per year to $250,000 per year.

The general partner of Hiland Holdings GP, LP allocates a portion of the cost of the annual salaries of Messrs. Griffin and Maples to Hiland Holdings GP, LP based on the percentage of their time allocated to Hiland Holdings GP, LP’s business and allocates the remainder to Hiland Partners, LP. Currently, approximately 5% of Messrs. Griffin and Maples’ time is allocated to the business of Hiland Holdings GP, LP.

Phantom Units

On November 6, 2007, the compensation committee of the board of directors of the general partner of Hiland Partners, LP approved an award of 5,000 phantom units to Ken Maples, the Chief Financial Officer, Vice President – Finance, Secretary and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP, an award of 5,000 phantom units to Robert Shain, the Vice President – Operations and Engineering of the general partner of Hiland Partners, LP and an award of 825 phantom units to Ron Hill, the Vice President – Business Development of the general partner of Hiland Partners, LP.

Each phantom unit is the economic equivalent of one common unit of Hiland Partners, LP and the phantom unit awards vest in four equal increments on each successive anniversary of the date of grant. After the vesting of a phantom unit, the holder is entitled to receive either (with such determination in Hiland Partners, LP’s sole discretion) one unit of Hiland Partners, LP or a cash payment in lieu of such unit equal to the fair market value of such unit on the payment date. The phantom units are not entitled to distributions. A copy of the Form of Phantom Unit Grant Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Phantom Unit Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC,
its General Partner

	By:	/s/ Ken Maples
		Name:	Ken Maples
		Title:	Chief Financial Officer, Vice President— Finance, Secretary and Director
November 13, 2007